Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act Of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the quarterly report on Form 10-Q of Cumulus Media Inc. (the “Company”) for the three month period ended September 30, 2023, filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15d of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mary G. Berner
Name:	Mary G. Berner
Title:	President and Chief Executive Officer

/s/ Francisco J. Lopez-Balboa
Name:	Francisco J. Lopez-Balboa
Title:	Executive Vice President, Chief Financial Officer
Date: October 27, 2023
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.